      As filed with the Securities and Exchange Commission on June 6, 1997
                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      -----------------------------------

                        AMERICAN RETIREMENT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                  62-16474303
                      ------------------------------------
                      (I.R.S. employer identification no.)

                         111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
                    ----------------------------------------
                    (Address of principal executive offices)

                        AMERICAN RETIREMENT CORPORATION
           1997 STOCK INCENTIVE PLAN AND EMPLOYEE STOCK PURCHASE PLAN
           ----------------------------------------------------------
                            (Full title of the plan)

                                 W. E. SHERIFF
                         111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (615) 221-2250
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED                PROPOSED
                                                    MAXIMUM OFFERING             MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE         PRICE PER SHARE(*)      AGGREGATE OFFERING           AMOUNT OF
   TO BE REGISTERED            REGISTERED                                         PRICE              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
     COMMON STOCK           1,390,625 SHARES        $14.00 - $15.1875          $20,366,055                $6,172
----------------------------------------------------------------------------------------------------------------------

* With respect to 635,000 shares which are covered by outstanding stock options, the offering price is computed on the basis of the exercise prices with respect to such options in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the balance of 755,625 shares registered pursuant hereto, the offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on May 30, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

   The following documents previously filed by American Retirement Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference:

   (1) The Registrant's Final Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's Registration Statement on Form S-1 (Registration No. 333-23197); and

   (2) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A, dated May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.           Description of Securities.

   Inapplicable.

Item 5.           Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Bass, Berry & Sims PLC, Nashville, Tennessee. H. Lee Barfield II, a member of Bass, Berry & Sims PLC, is a director of the Registrant. Mr. Barfield and his wife and children beneficially own 617,661 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

   The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interest of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

   The Registrant's Charter and Bylaws provide that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer of the Registrant to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Registrant will be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

   The Company has purchased a directors and officers insurance policy providing for $10.0 million in coverage for certain liabilities of the Company's directors and officers. The policy expires in May 2000.

Item 7.           Exemption from Registration Claimed

   Inapplicable.

Item 8.           Exhibits

   See Exhibit Index (page II-6).

Item 9.           Undertakings.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 6th day of June, 1997.


                                    AMERICAN RETIREMENT CORPORATION

                                    By:  /s/ W. E. Sheriff
                                         ------------------------------------
                                         W. E. Sheriff
                                         Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and George T. Hicks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                    Title                                               Date
      ---------                                    -----                                               ----
/s/ W. E. Sheriff                             Chairman and Chief                                   June 6, 1997
----------------------------------            Executive Officer (Principal
W. E. Sheriff                                 Executive Officer)

/s/ George T. Hicks                           Executive Vice President -                           June 6, 1997
----------------------------------            Finance
George T. Hicks                               Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)

/s/ H. Lee Barfield II                        Director                                             June 6, 1997
----------------------------------
H. Lee Barfield II

/s/ Jack O. Bovender, Jr.                     Director                                             June 6, 1997
----------------------------------
Jack O. Bovender, Jr.

/s/ Frank M. Bumstead                         Director                                             June 6, 1997
----------------------------------
Frank M. Bumstead

               Signature                        Title                Date
               ---------                        -----                ----
/s/ Robin G. Costa                     Director                   June 6, 1997
---------------------------------
Robin G. Costa

/s/ Clarence Edmonds                   Director                   June 6, 1997
---------------------------------
Clarence Edmonds

/s/ John A. Morris, Jr.                Director                   June 6, 1997
---------------------------------
John A. Morris, Jr., M.D.

                                       Director
---------------------------------
Daniel K. O'Connell, Esq.

/s/ Nadine C. Smith                    Director                   June 6, 1997
---------------------------------
Nadine C. Smith

/s/ Laurence J. Stuesser               Director                   June 6, 1997
---------------------------------
Laurence J. Stuesser

                                 EXHIBIT INDEX


Exhibit Number            Description
--------------            -----------
4.1                       American Retirement Corporation 1997 Stock Incentive Plan
                          (incorporated by reference to the Registrant's Registration
                          Statement on Form S-1 (Registration Statement No. 333-
                          23197))

4.2                       American Retirement Corporation Employee Stock Purchase
                          Plan (incorporated by reference to the Registrant's
                          Registration Statement on Form S-1 (Registration Statement
                          No. 333-23197))

5                         Opinion of Bass, Berry & Sims PLC

23.1                      Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

23.2                      Consent of KPMG Peat Marwick LLP

24                        Power of Attorney (included on Page II-4)